UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2011
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-49834 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)

10210 Genetic Center Drive San Diego, CA (Address of Principal Executive Offices)	92121 (Zip Code)

(858) 410-8000
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The following disclosure is provided pursuant to subsection (e) of Item 5.02 of Form 8-K.
The Gen-Probe Incorporated 2007 Executive Bonus Plan and 2011 Performance Goals
     On February 10, 2011, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Gen-Probe Incorporated (the “Company”) determined that the Company’s President & Chief Executive Officer (“CEO”) and Executive Vice President and Chief Scientist (“EVP” and together with the CEO, the “Covered Employees”) would participate in The Gen-Probe Incorporated 2007 Executive Bonus Plan (the “Executive Bonus Plan”) for the 2011 calendar year performance period. A description of the Executive Bonus Plan is contained in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2007, which description is incorporated herein by reference pursuant to Instruction B.3 of Form 8-K. The description of the Executive Bonus Plan is qualified in its entirety by reference to the Executive Bonus Plan attached as Exhibit 10.98 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 2, 2007.
     The Compensation Committee established target bonus amounts for the Company’s CEO and EVP equal to 100% and 40%, respectively, of each Covered Employee’s annual base salary as of December 31, 2011. In addition, the Compensation Committee established performance goals under the Executive Bonus Plan for each Covered Employee for the 2011 performance period, which are based on the attainment of specific performance levels related to the Company’s 2011 revenues, earnings per share and operating cash flow (collectively, the “Performance Goals”).
     Under the terms of the Executive Bonus Plan, each Covered Employee will be eligible to receive a bonus for the 2011 performance period equal to (a) the Covered Employee’s target bonus amount, multiplied by (b) the Company Performance Factor (the “CPF”), which is a percentage between 0% and 150% that is applied to each Covered Employee’s target bonus amount and is based on the achievement of the Performance Goals.
The Gen-Probe 2011 Employee Bonus Plan
     On February 10, 2011, the Compensation Committee adopted the Gen-Probe 2011 Employee Bonus Plan (the “Bonus Plan”), which provides for the payment to eligible employees, including the Company’s named executive officers other than the Covered Employees, of cash incentive compensation for the 2011 calendar year performance period.
     The Compensation Committee assigned each of the Company’s named executive officers participating in the Bonus Plan a target bonus amount equal to 40% of such individual’s annual base salary as of December 31, 2011. Bonuses are calculated under the Bonus Plan based on the following two factors:
•	Company Performance Factor (CPF). The CPF value for all Company employees eligible to receive a bonus under the Bonus Plan (including named executive officers other than the Covered Employees) will be the same overall CPF value awarded to Covered Employees under the Executive Bonus Plan. The CPF value will be applied to a portion of each participant’s target bonus.

•	Individual and Team Performance Factor (ITPF). The ITPF is a percentage between 0% and 150% that is applied to a portion of each participant’s target bonus. Each participant will be assigned an ITPF percentage based on the assessment of his or her overall individual performance.
Based on this calculation, a participant may receive between 0% and 150% of his or her target bonus amount under the Bonus Plan.
     The Compensation Committee administers the Bonus Plan for participating named executive officers, and may adjust the final bonus amount for any participant as it deems appropriate. Participants must be employed by the Company on December 31, 2011 and on the date of bonus payment (expected to be within 90 days of fiscal year end) to receive a bonus under the Bonus Plan.

     The foregoing summary of the Bonus Plan is qualified in its entirety by reference to the terms of the Bonus Plan, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the period ending March 31, 2011.
2011 Salary Adjustment for President and CEO
     On February 10, 2011, the Compensation Committee increased the annual base salary of the Company’s President and CEO from $680,000 to $750,000, effective January 1, 2011.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2011	GEN-PROBE INCORPORATED
	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President, General Counsel and Secretary

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